UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                         _________________

                            FORM 8-K/A

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          April 22, 2005
         ________________________________________________
         Date of Report (Date of earliest event reported)


                        Molex Incorporated
      ______________________________________________________
      (Exact name of registrant as specified in its charter)


      Delaware             0-7491         36-2369491
 _________________      ____________    ______________
  (State or other       (Commission      (IRS Employer
    jurisdiction        File Number)    Identification
 of incorporation)                           No.)


      2222 Wellington Court, Lisle, Illinois           60532
     ________________________________________       __________
     (Address of principal executive offices)       (Zip Code)


                           (630) 969-4550
       ____________________________________________________
       (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




                         Explanatory Note

     This Form 8-K/A is being filed solely for the purpose of revising the estimated cash expenditure disclosure provided herein. All other information included in the Form 8-K filed with the Commission on April 28, 2005, including the timing and amounts of the estimated pretax accounting charges, is unchanged.


Item 2.05.   Costs Associated with Exit or Disposal Activities.
__________   __________________________________________________

     As part of its ongoing business practices, Molex evaluates its operations in accordance with business needs. On April 22, 2005, the Company adopted a plan to realign part of its manufacturing capacity in order to reduce costs and better optimize its plant utilization and to reduce selling, general and administrative expenses. As disclosed in the Company's April 25, 2005 press release, Molex expects to take an estimated pretax charge of $25 million to $30 million in the fiscal 2005 fourth quarter and an additional estimated pretax charge of $20 million to $30 million during fiscal 2006 in connection with this plan. The expected pre-tax charge for the fiscal 2005 fourth quarter includes estimated cash expenditures of $17 million to $20 million, which consists primarily of estimated severance and other employee-related costs.
The expected pre-tax charge for fiscal 2006 includes estimated cash expenditures of $12 million to $15 million, which consists primarily of estimated severance and other employee-related costs.
The timing of the cash expenditures associated with these charges does not necessarily correspond to the period in which the accounting charge is taken. The actual timing of the facility closures and related headcount reductions and the resulting charges and cash expenditures will be dependent upon a number of factors including the Company's efforts to achieve a phased and efficient transfer of production.

     The facility closures involve the Company's operations in the Americas and European regions. In the Americas region, the Company will close an industrial manufacturing facility in New England and cease manufacturing in its Detroit area automotive facility. The automotive development center also located in the Detroit area will continue in operation. Production from these facilities will be transferred to existing plants within the region. In Europe, the Company will close manufacturing facilities in Ireland and Portugal, and reduce the size of a development center in Germany. Production from these manufacturing facilities will be transferred to existing plants within the region. Included in the charge is an amount to expense certain product related tooling in the Far East
South and Europe Regions.

     Also included in the charge will be costs to reduce the Company's selling, general and administrative costs in the Americas, Europe, and at the corporate office. The Company estimates that it will reduce headcount by approximately 1,200 people partially offset by additions at the facilities where production is being transferred. Total savings from the restructuring have not yet been finalized; and the Company expects to provide additional information in the future.

     Statements in this Form 8-K that are not historical, including statements regarding the Company's cost reduction plans and the anticipated costs and timing of such plans, are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include the effectiveness, timing and cost of the Company's plant realignment efforts, and other general economic and market factors. Other risks and uncertainties are set forth in Molex's Form 10-K for the year ended June 30, 2004, and other documents filed with the Securities and Exchange Commission. The Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MOLEX INCORPORATED


Date: May 10, 2005        By:    /s/  Louis A. Hecht
                              _______________________________
                               Louis A. Hecht
                               Corporate Secretary and General
                               Counsel